Exhibit 10.8

MOTIF BIO PLC.

SHARE OPTION PLAN

1.                                      Establishment, Purpose and Term of Plan.

1.1.                           Establishment.  The Motif Bio plc Share Option Plan is hereby established effective as of 1 April 2015.

1.2.                           Purpose.  The purpose of the Plan is to advance the interests of the Company and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company.  The Company intends that Options granted pursuant to the Plan be exempt from or comply with Section 409A of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

1.3.                           Term of Plan.  The Plan shall continue in effect until its termination by the Board; provided, however, that all Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board.

2.              Definitions and Construction.

2.1.                           Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

a.                                     “Accountants” means independent public accountants selected by the Company,

b.                                     “AIM” means the Alternative Investment Market.

c.                                      “AIM Rules” means the rules of AIM from time to time.

d.                                     “Allocated” means in the case of any share option plan, the placing of unissued shares under option and in relation to any other types of employees’ share scheme, means the issue and allotment of shares,

e.                                      “Board” means the Board of Directors of the Company.  If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

f.                                       “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Option by the Participant’s Option Agreement or written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

g.                                      “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:

(i)                                    a merger, consolidation or other reorganization, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor company are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, or

(ii)                                 a sale, transfer or other disposition of all or substantially all of the Company’s assets in liquidation or dissolution of the Company, or

(iii)                              the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a transfer of the then issued and outstanding voting securities of the Company by one or more of the Company’s shareholders, or

(iv)                             the Court sanctioning a compromise or arrangement by the Company in connection with the acquisition of Shares in accordance with Section 899 of the Companies Act 2006, or

(v)                                a person becoming bound or entitled to acquire Shares under Sections 979 to 982 of the Companies Act 2006..

Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the

Company’s securities immediately before such transaction.  In addition, a sale by the Company of its securities in a transaction, the primary purpose of which is to raise capital for the Company’s operations and business activities including, without limitation, an initial public offering of the Shares on a public exchange, shall not constitute a Change in Control.

h.                                     “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations and administrative guidelines promulgated thereunder.

i.                                         “Committee” means the compensation committee or other committee or subcommittee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

j.                                        “Company” means Motif Bio Limited, a company registered under number 09320890 in England and Wales, or any successor company thereto.

k.                                     “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

l.                                         “Dealing Day” means any day the London Stock Exchange is open for the transaction of business,

m.                                 “Director” means a member of the Board.

n.                                     “Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Participating Company Group because of the sickness or injury of the Participant.

o.                                     “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.  For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

p.                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

q.                                     “Fair Market Value” means, as of any date, the value of a Share or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)                                    If, on such date, the Shares are listed on a national or regional securities exchange or market system including AIM, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or market system constituting the primary market for the Stock, as reported in the Wall Street Journal, the Financial Times or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Shares have traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Shares were so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii)                                 If, on such date, the Shares are not listed on a national or regional securities exchange or market system, the Fair Market Value of Shares shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A of the Code.

r.                                        “Incentive Stock Option” means an Option which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

s.                                       “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

t.                                        “Insider Trading Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

u.                                     “London Stock Exchange” means the London Stock Exchange plc.

v.                                     “Officer” means any person designated by the Board as an officer of the Company.

w.                                   “Option” means a nonstatutory stock option (i.e., a stock option that does not qualify as an Incentive Stock Option) granted pursuant to the Plan

x.                                     “Option Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Option granted to the Participant.

y.                                     “Parent Company” means a Holding Company as defined in Section 1159 of the Companies Act 2006.

z.                                      “Participant” means any eligible person who has been granted one or more Options.

aa.                              “Participating Company” means the Company or any Parent Company or Subsidiary Company.

bb.                              “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

cc.                                “Plan” means this Motif BioSciences, Inc. Stock Option Plan.

dd.                              “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

ee.                                “Securities Act” means the Securities Act of 1933, as amended.

ff.                                  “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant.  Unless otherwise provided by the Board, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company.  However, unless otherwise provided by the Board, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Option Agreement.  Except as otherwise provided by the Board, in its discretion, the Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

gg.                                “Share” means an ordinary share of £0.01 in the issued share capital of the Company, as adjusted from time to time in accordance with Section 4.3.

hh.                              “Subsidiary Company” means any present or future “subsidiary company” of the Company, as defined in Section 1159 of the Companies Act 2006.

ii.                                      “Tax Liability” means any amount of tax (including federal, state and local taxes) or social security contributions for which a Participant would be liable (including any employer social security contributions that the employer has decided to transfer to the employee and to which the employee is deemed by accepting the Option to have agreed) and for which any Participating Company would be obliged to (or would suffer a disadvantage if it were not to) account to a relevant authority.

jj.                                    “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Option remain subject to forfeiture upon the Participant’s termination of Service.

2.2.                           Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.              Administration.

3.1.                           Administration by the Board.  The Plan shall be administered by the Board.  All questions of interpretation of the Plan, of any Option Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Option shall be determined by the Board, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Option, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or Option Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein.

3.2.                           Separate Employees’ Share Scheme.  The main Plan shall be operated solely as an “employees’ share scheme” as defined in Section 1166 of the Companies Act 2006 and therefore participation under the Plan shall be limited to those persons within that definition.  Participation by persons other than Employees shall be by way of the Appendix to this Plan which shall constitute a sub-plan for this purpose and the provisions of the Plan shall apply mutatis mutandis save where the context otherwise provides or requires.

3.3.                           Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.4.                           Powers of the Board.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

a.                                     to determine the persons to whom, and the time or times at which, Options shall be granted and the number of Shares to be subject to each Option;

b.                                     to determine the Fair Market Value of Shares or other property;

c.                                      to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Option, (ii) the method of payment for shares purchased pursuant to any Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Option or shares acquired pursuant thereto, including by the withholding or delivery of Shares, (iv) the timing, terms and conditions of the exercisability or vesting of any Option or shares acquired pursuant thereto, (v) the time of expiration of any Option, (vi) the effect of any Participant’s termination of Service on any of the foregoing, (vii) the performance criteria, if any, and level of achievement versus the performance criteria that shall determine the number of Securities granted, issued, retainable and/or vested, and (vii) all other terms, conditions and restrictions applicable to any Option or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

d.                                     to approve one or more forms of Option Agreement;

e.                                      to amend, modify, extend, cancel or renew any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired pursuant thereto;

f.                                       to accelerate, continue, extend or defer the exercisability of any Option or any Shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

g.                                      to implement a program where (A) outstanding Options are surrendered or cancelled in exchange for Options of the same type (which may have lower exercise prices and different terms), Options of a different type, or cash, or (B) the exercise price of an outstanding Option is reduced, based in each case on terms and conditions determined by the Administrator in its sole discretion;

h.                                     to allow Participants to satisfy withholding tax obligations or costs attendant to exercising an Option by electing to have the Company withhold from the Shares or cash to be delivered upon exercise or vesting of an Option that number of shares of Stock represented by the Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld and/or the attendant costs.  The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld and/or costs imposed is to be determined.  All elections by a Participant to have Shares or cash withheld for these purposes will be made in such form and under such conditions as the Board may deem necessary or advisable;

i.                                         to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Options;

j.                                        to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

k.                                     to make all other determinations deemed necessary or advisable for administering the Plan.

3.5.                           Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.6.                           Grant of Awards.  The Board may only grant an Option within the period of 42 days beginning with the Dealing Day after the date on which the Shares are first admitted to AIM, or the Dealing Day after the date on which the Company announces its annual or half yearly results for any period or at any time when the Board considers that circumstances are sufficiently exceptional to justify the grant and where the Company is restricted by statute, order or regulation from granting an Option in accordance with this Section 3.6, an Option may be granted at any time during the period of 42 days after the removal of such restriction.  The grant of any Option shall be subject to obtaining any approval or consent required under the AIM Rules, any relevant share dealing code of the Company, the City Code on Takeovers and Mergers and any other UK or overseas regulation or enactment..

3.7.                           Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or as officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.                  Shares Subject to Plan.

4.1.                           Subject to Section 4.2, the number of Shares which may be Allocated under the Plan on any day shall not, when added to the aggregate of the number of Shares which have been Allocated in the previous 10 years under the Plan and any other employees’ share scheme adopted by the Company, exceed that number of Shares that represents 10% of the ordinary share capital of the Company in issue immediately prior to that day.  Treasury shares (if relevant) shall cease to count as for the purposes of the above limit if institutional investor guidelines cease to require such Shares to be so counted.  In calculating the limit in this Section 4.1, any Shares where the right to acquire them was released or lapsed without being exercised will be disregarded.  Any Award shall be limited and take effect so that the limits in this Section 4.1 are complied with.

4.2.                           Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.33, the maximum aggregate number of Shares that may be issued under the Plan shall be Eighteen Million (18,000,000) and shall consist of authorized but unissued or reacquired Shares or any combination thereof.  If an outstanding Option for any reason expires or is terminated or canceled or if Shares are acquired pursuant to an Option subject to forfeiture or repurchase and are forfeited or repurchased by the Company for an amount not greater than the Participant’s exercise or purchase price, the Shares allocable to the terminated portion of such Option or such forfeited or repurchased Shares shall again be available for issuance under the Plan.

4.3.                           Adjustments for Changes in Capital Structure.  Subject to any required action by the shareholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments (as confirmed by the Accountants to be fair and reasonable) shall be made in the number and kind of shares subject to the Plan and to any outstanding Options, and in the exercise or purchase price per share of any outstanding Options in order to prevent dilution or enlargement of Participants’ rights under the Plan.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Options to provide that such Options are for New Shares.  In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion.  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and the exercise price per share shall be rounded up to the nearest whole cent.  In no event may the exercise or purchase price, if any, under any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option.  Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

5.                  Options.

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish.  Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

5.1.                           Persons Eligible for Options. Options may be granted to Employees under the Plan and to Consultants and Directors under the Appendix to this Plan.

5.2.                           Participation in the Plan.  Options are granted solely at the discretion of the Board.  Eligible persons may be granted more than one Option.  However, eligibility in accordance with this Section shall not entitle any person to be granted an Option, or, having been granted an Option, to be granted an additional Option.

5.3.                           Exercise Price.  The exercise price for each Option shall be established in the discretion of the Board provided, however, that the exercise price for each Option shall not be less than the nominal value of the relevant Shares if the Options are to be satisfied by a new issue of Shares by the Company and provided, however, further that the exercise price per share for an Option shall be not less than the Fair Market Value of a Share on the effective date of grant of the Option.  Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

5.4.                           Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option.  Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

5.5.                           Exercise Requirements.  The exercise of an Option and the issue or transfer of Shares after such exercise must be lawful in the relevant jurisdictions and in compliance with the AIM Rules, any relevant share dealing code of the Company, the City Code on Takeovers and Mergers and any other relevant UK or overseas regulation of enactment.  If, on exercise of an Option, a Tax Liability would arise by virtue of such exercise then the exercise shall not be effective unless and until the Participant has duly entered into arrangements acceptable to the Board that the relevant company will receive the amount of such Tax Liability.

5.6.                           Payment of Exercise Price.

a.                                     Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of Shares being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of Shares owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof.  The Board may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

b.                                     Limitations on Forms of Consideration.

i                         Tender of Shares.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Shares.  Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares unless such shares either have been owned by the Participant for more than six (6) months or such other period, if any, required by the Company (and were not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

ii                       Cashless Exercise.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

5.7.                                 Effect of Termination of Service.

a.                            Option Exercisability.  Subject to earlier termination of the Option as otherwise provided by this Plan and unless a longer exercise period is provided by the Board, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate:

i                         Disability.  If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

ii                      Death.  If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.  The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

iii                   Termination for Cause.  Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service.

iv                  Other Termination of Service.  If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

b.                            Extension if Exercise Prevented by Law.  Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 5.7.a is prevented by the provisions of Section 8 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 5.7.a, but in any event no later than the Option Expiration Date.

5.8.                           Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement, such Option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act.

6.              Change in Control.

6.1.                           Effect of Change in Control on Options.  Subject to the requirements and limitations of Section 409A of the Code, if applicable, the Board may provide for any one or more of the following:

a.                                     Accelerated Vesting.  The Board may, in its discretion, provide in any Option Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and/or vesting in connection with such Change in Control of each or any outstanding Option or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, to such extent as the Board shall determine.

b.                                     Assumption, Continuation or Substitution of Options.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, assume or continue the Company’s rights and obligations under each or any Option or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Option or portion thereof a substantially equivalent award with respect to the Acquiror’s shares.  For purposes of this Section, if so determined by the Board, in its discretion, an Option or any portion thereof shall be deemed assumed if, following the Change in Control, the Option confers the right to receive, subject to the terms and conditions of the Plan and the applicable Option Agreement, for each Share subject to such portion of the Option immediately prior to the Change in Control, the consideration (whether shares, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely ordinary shares of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise of the Option for each Share to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control.  If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration.  Any Option or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.  Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement.

c.                                      Cash-Out of Outstanding Options.  The Board may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or portion thereof outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested and each unvested share, if so determined by the Board) Shares subject to such canceled Option in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Option.  If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration.  In the event such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Options as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Options in accordance with the vesting schedules applicable to such Options.

7.              Tax Withholding.

7.1.                                     Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, any Tax Liability required by law to be withheld by the Participating Company Group with respect to an Option or the shares acquired pursuant thereto.  The Company shall have no obligation to deliver Shares or to release Shares from an escrow established pursuant to an Option Agreement until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

7.2.                                     Withholding in Shares.  The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Participant upon the exercise of an Option, or to accept from the Participant the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group.

8.              Compliance with Securities Law.

The grant of Options and the issuance of Shares pursuant to any Option shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Shares may then be listed.  In addition, no Option may be exercised or shares issued pursuant to an Option unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Option or (b) the shares issuable pursuant to the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to issuance of any Shares, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

9.              Amendment or Termination of Plan.

The Board may amend, suspend or terminate the Plan at any time.  No amendment, suspension or termination of the Plan shall affect any then outstanding Option unless expressly provided by the Board.  Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Option without the consent of the Participant.  Notwithstanding any other provision of the Plan or any Option Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Option Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Option Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.

10.       Miscellaneous Provisions.

10.1.                    Rights as Employee, Consultant or Director.  No person shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.  Nothing in the Plan or any Option granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time.  In particular, a Participant waives any and all rights to compensation or damages in consequence of the termination of the Participant’s Service for any reason whatsoever insofar as those rights arise from him ceasing to have rights under an Option as a result of such termination.  To the extent that an Employee of a Participating Company other than the Company receives an Option under the Plan, that Option shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

10.2.                    Rights as a Shareholder.  A Participant shall have no rights as a shareholder with respect to any shares covered by an Option until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.3 or another provision of the Plan.  In addition, any rights that a Participant has with respect to any stock issued under any Option shall be subject to the terms and conditions of the company stockholder agreement (as the same may be amended from time to time, the “Shareholders Agreement”).  No Shares shall be issued pursuant to an Option unless the recipient of such Shares has executed a deed of adherence to the Shareholders Agreement.  Notwithstanding the foregoing, to the extent that any provision in the Shareholders Agreement would result in the imposition of tax under Section 409A of the Code, such provision shall not apply to Shares received pursuant to any Option.

10.3.                    Delivery of Title to Shares.  Subject to any governing rules or regulations, the Company shall issue or cause to be issued the Shares acquired pursuant to an Option and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry Shares credited to the account of the Participant, (b) by depositing such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such Shares to the Participant in certificate form.

10.4.                    Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Option.

10.5.                    Retirement and Welfare Plans.  Neither Options made under this Plan nor Shares or cash paid pursuant to such Options shall be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing such benefits.

10.6.                    Section 409A of the Code.  Notwithstanding other provisions of the Plan or any Option Agreements hereunder, no Option shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant.  In the event that it is reasonably determined by the Board or, if delegated by the Board to the Committee, by the Committee that, as a result of Section 409A of the Code, payments in respect of any Option under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Option Agreement, as the case may be, without causing the Participant holding such Option to be subject to taxation under Section 409A of the Code, including as a result of the fact that the Participant is a “specified employee” under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.  The Company shall use commercially reasonable efforts to implement the provisions of this Section 10.6 in good faith; provided that neither the Company, the Board nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 10.6.

10.7.                    Severability.  If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

10.8.                    Choice of Law.  Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Option Agreement shall be governed by the laws of the England and Wales, without regard to its conflict of law rules.

APPENDIX

Options may be granted under this Appendix as a subplan to non-Employees.  The rules of the Plan shall apply mutatis mutandis to Options granted under this Appendix save where the context otherwise requires.